UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 22, 2019
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
800 N. Glebe Road, Suite 500, Arlington, Virginia 22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
On March 22, Evolent Health, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement), by and between the Company, Momentum Health Acquisition, Inc. (“MHA”) and Momentum Health Holdings, LLC, pursuant to which the Company will acquire an approximately 45% ownership interest in MHA (the “Investment”), the sole owner of GlobalHealth Holdings, LLC, which is the sole owner of GlobalHealth, Inc., a health maintenance organization based in the State of Oklahoma that offers, amongst other things, Medicare Advantage products in the State of Oklahoma.

Pursuant to the terms of the Purchase Agreement and as consideration for the Investment, the Company will contribute to MHA approximately $15,000,000 in cash and $22,500,000 of the Company’s Class A common stock (the “Equity Consideration”), together with certain other assets of the Company. The number of shares of the Company’s Class A common stock to be issued upon the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) will be based on the average of the last reported sale price of a share of the Company’s Class A common stock on the New York Stock Exchange for the five consecutive trading days prior to the Closing. At the Company’s option, the Company may substitute cash for all or any portion of the Equity Consideration.

The consummation of the transactions contemplated by the Purchase Agreement, including the Investment, is also subject to customary closing conditions, including, among others, the approval of the Oklahoma Department of Insurance, the absence of any legal impediments that would prevent the consummation of such transactions, the accuracy of the representations and warranties the parties made in the Purchase Agreement, subject to certain exceptions contained therein, and the parties’ material compliance with their respective obligations under the Purchase Agreement. In addition, at Closing, the Company or a subsidiary of the Company will enter into a master services agreement with MHA and a registration rights agreement with MHA.

The issuance and contribution of the Equity Consideration will be exempt from registration under the Securities Act by Section 4(a)(2) thereof as a transaction not involving any public offering. The Class A common stock to be issued as Equity Consideration will be restricted securities for purposes of Rule 144 under the Securities Act. The Company has not engaged in a general solicitation or advertising with regard to the issuance and contribution of the Class A common stock that will be issued in connection with the Investment.

Item 7.01. Regulation FD Disclosure.
On March 28, 2019, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information, including Exhibit 99.1 hereto, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject the Company or any other person to liability under that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Forward-Looking Statements
In addition to the discussion regarding forward-looking statements in the press release attached as Exhibit 99.1 hereto and incorporated herein by reference, this Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”), including, but not limited to, statements regarding the consummation of the transactions contemplated by the Purchase Agreement, including the Investment, and the expected closing thereof and consideration to be paid and issued in connection therewith. The Company claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Actual events or results may differ materially from those contained in these forward-looking statements. The factors that could cause future events or results to vary from the forward-looking statements contained herein include, without limitation, risks and uncertainties related to the possibility that the closing of the transactions contemplated by the Purchase Agreement, including the Investment, may be delayed or may not occur, and the risk that litigation or other matters could affect the closing of such transactions, including the Investment. In addition, please refer to the periodic reports that the Company has filed with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the risk factors noted therein. Such periodic filings by the Company identify and address other important factors that could cause future events or results to vary from the forward-looking statements set forth in this Current Report on Form 8-K. In addition, the Company disclaims any obligation to update any forward-looking statements contained herein to reflect events or circumstances that occur after the date hereof.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

The following documents are filed as exhibits to this report:

Exhibit
Number	Description
99.1	Press Release of Evolent Health, Inc., dated March 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan D. Weinberg
Name:	Jonathan D. Weinberg
Title:	General Counsel and Secretary
(Duly Authorized Officer)

Date: March 28, 2019